Exhibit 23

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of our report dated November 9, 1999, with respect to the consolidated financial statements and schedule of Data Research Associates, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended September 30, 1999.



Form              Registration
Number            Statement
                  Number                  Description
------------------------------------------------------------------------------
Form S-3          333-38585         Data Research Associates, Inc. Dividend
                                    Reinvestment and Stock Purchase Plan
Form S-8          333-22887         Data Research Associates, Inc. Director
                                    Stock Option Plan
Form S-8          333-2372          Data Research Associates, Inc. 1992 Stock
                                    Option Plan
Form S-8          33-51576          Data Research Associates, Inc. Stock
                                                     Purchase Plan
Form S-8          33-61762          Data Research Associates, Inc. Director
                                                     Stock Option Plan, amendment
Form S-8          33-61674          Data Research Associates, Inc. 1992 Stock
                                                     Option Plan, amendment
Form S-8          33-77160          Data Research Associates, Inc. 401(K)
                                                     Profit Sharing Plan


/s/ Ernst & Young, LLP

St. Louis, Missouri
December 14, 1999